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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan and the 2001 Stock
Incentive Plan of ZOLL Medical Corporation of our report dated November 6, 2001, with respect to the consolidated financial statements and schedules of ZOLL Medical Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

December 6, 2002
Boston, Massachusetts